Exhibit 21

                              LIST OF SUBSIDIARIES
                          RENT-A-WRECK OF AMERICA, INC.

                                                                 State or Other
Subsidiary Name and                                              Jurisdiction of
Name Under Which Business is Done                                 Organization
---------------------------------                                 ------------

1.   RENT A WRECK ONE WAY, INC.                                     Maryland

2.   BUNDY AMERICAN CORPORATION                                     Maryland

3.   RENT A WRECK LEASING, INC.                                     Maryland

4.   PRICELESS RENT-A-CAR, INC.                                     Maryland

5.   CONSOLIDATED AMERICAN RENTAL INSURANCE COMPANY, LTD            Bermuda